Exhibit 99.3

CENTERPOINT ENERGY RESOURCES CORP.

INSTRUCTION TO REGISTERED HOLDER AND/OR
DEPOSITORY TRUST COMPANY PARTICIPANT

for

Tender of All Outstanding

4.50% Senior Notes due 2021, Series A in Exchange for Registered	5.85% Senior Notes due 2041, Series A in Exchange for Registered
4.50% Senior Notes due 2021, Series B	5.85% Senior Notes due 2041, Series B

The Exchange Offer for each series of Original Notes will expire at 5:00 p.m., New York City time, on          , 2011, unless extended (the “Expiration Date”). Original Notes of a series tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date for that series.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the prospectus dated          , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) of CenterPoint Energy Resources Corp., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer to exchange its 4.50% Senior Notes due 2021, Series B and 5.85% Senior Notes due 2041, Series B (collectively, the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for like principal amounts of the Company’s issued and outstanding 4.50% Senior Notes due 2021, Series A and 5.85% Senior Notes due 2041, Series A (collectively, the “Original Notes”), respectively, which offer consists of separate, independent offers to exchange the Exchange Notes of each series for Original Notes of that series (each, an “Exchange Offer” and, collectively, the “Exchange Offer”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$                          of the unregistered 4.50% Senior Notes due 2021.

$                          of the unregistered 5.85% Senior Notes due 2041.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL)):

$                          of the unregistered 4.50% Senior Notes due 2021.

$                          of the unregistered 5.85% Senior Notes due 2041.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes of a series held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Notes received will be acquired in the ordinary course of business of the undersigned; (ii) at the time of the consummation of the Exchange Offer, the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) the undersigned is not an “affiliate” of the Company as defined in Rule 405 under the Securities Act; (iv) the undersigned is not a broker-dealer (x) tendering Original Notes acquired directly from the Company or an affiliate of the Company for its own account or (y) tendering Original 2021 Notes acquired by such broker-dealer in exchange for the Company’s 7.875% Senior Notes due 2013 in the 2013 Notes Exchange Offer acquired directly from the Company or an affiliate of the Company for its own account; and (v) if the undersigned is a participating broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer.

SIGN HERE

NAME(S) OF BENEFICIAL OWNER(S)

SIGNATURE

NAME(S) (PLEASE PRINT)

ADDRESS

TELEPHONE NUMBER

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

DATE

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